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                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT:

We consent to the incorporation by reference in Registration Statement Nos. 33-73506, 333-07441, 333-30525 and 333-30605 of Mikohn Gaming Corporation on
Form S-8 of our report dated February 26, 2000 (January 18, 2001 as to Notes 21 and 22) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 22), appearing in this Annual Report on Form 10-K/A of Mikohn Gaming Corporation for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP


Las Vegas, Nevada
January 30, 2001

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